UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 24, 2011, STR Holdings, Inc. (the “Company” or “STR”) held its Annual Meeting of Stockholders, at which the STR stockholders voted on five proposals and cast their votes as described below. The proposals are described in detail in STR’s definitive proxy statement on Schedule DEF 14A filed with the Securities and Exchange Commission on April 19, 2011.

Proposal 1

STR stockholders elected ten individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected or until their earlier death, resignation or removal as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis L. Jilot	33,506,030	1,341,974	1,887,273
Scott S. Brown	33,824,261	1,023,743	1,887,273
Robert M. Chiste	33,824,261	1,023,743	1,887,273
John A. Janitz	32,284,622	2,563,382	1,887,273
Dr. Uwe Krueger	33,831,844	1,016,120	1,887,273
Andrew M. Leitch	33,806,061	1,041,943	1,887,273
Jason L. Metakis	32,427,581	2,420,423	1,887,273
Dominick J. Schiano	32,285,269	2,562,735	1,887,273
Susan C. Schnabel	31,139,382	3,708,622	1,887,273
Ryan M. Sprott	33,310,027	1,537,977	1,887,273

Proposal 2

STR stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,593,837	403,246	850,921	1,887,273

Proposal 3

STR stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
13,532,487	10,775	21,287,267	17,475	1,887,273

Proposal 4

STR stockholders approved the STR 2010 Employee Stock Purchase Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,183,268	841,137	823,599	1,887,273

Proposal 5

STR stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,751,438	1,079,533	904,306	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: May 25, 2011	By:	/s/ Barry A. Morris
Barry A. Morris

Executive Vice President and Chief Financial Officer